Exhibit 99.1

News Release

Marina Biotech to Acquire Late-Stage Program from Turing Pharmaceuticals

Marina to pursue Phase 3 studies for use of intranasal ketamine in multiple indications

Bothell, WA, and Baar, Switzerland May 3, 2016 – Marina Biotech, Inc. (OTCQB:MRNA), a leading nucleic acid-based drug discovery and development company focused on rare diseases and Turing Pharmaceuticals AG a privately-held biopharmaceutical company focused on developing and commercializing innovative treatments for serious diseases announced that the companies have executed a term sheet under which Marina intends to acquire Turing’s intranasal ketamine program. Pending the negotiation of the definitive agreement, Marina is expected to acquire Turing’s intranasal ketamine program for approximately 53 million Marina common shares.

The assets to be acquired will include all patents and intellectual property rights, clinical development plans, regulatory documents and existing product inventories. As per the term sheet, Marina will pay to Turing up to $95 million in success- and sales-based milestones plus a mid-single digit royalty on net sales. Further terms of the proposed transaction were not disclosed.

“We are extremely pleased to have this opportunity to bring in a late-stage clinical program with the potential for approval in multiple indications including certain rare disorders,” stated J. Michael French, President and CEO at Marina Biotech. “The program has been advanced worldwide with plans for U.S. and international clinical trial sites. The work thus far has predominately been directed at suicidality in post-traumatic stress disorder; a patient population with few, if any, therapeutic options. We believe the early clinical successes of this program combined with broadening acceptance of ketamine as a treatment for neurological and psychiatric diseases, presents a unique opportunity to rapidly move this compound into the U.S. market as early as 2019. In addition, there is some earlier work by academic centers suggesting that intranasal ketamine might be efficacious in patients suffering from certain rare diseases. We look forward to working with the Turing team to conclude this transaction and transfer the assets as quickly as possible in order to maintain the momentum of this program.”

“We too are pleased to enter into this relationship with Marina and to have found a company capable of giving this program the priority it deserves,” stated Eliseo Salinas, M.D., President of Research and Development at Turing Pharmaceuticals, “I have been impressed with the progress our research and development team has made over the past six months in advancing intranasal ketamine for the treatment of suicidality. I look forward to working with the Marina team to rapidly transition this program so that we can maintain our momentum and bring this compound to market as quickly as possible.”

Marina’s purchase of Turing’s Phase 3 intranasal ketamine program is expected to close by July 1, 2016, pending the completion of customary due diligence considerations, the negotiation, execution and delivery of a definitive asset purchase agreement, and the satisfaction or waiver of the closing conditions set forth in the asset purchase agreement, including the completion by Marina of a financing transaction yielding proceeds sufficient to initiate and support the Phase 3 efforts.

Mr. French added, “Regarding the sale of our nucleic acid therapeutics assets, which we previously announced in our press release dated March 15, 2016, we have terminated the on-going efforts to sell these assets to Microlin Bio, Inc. However, we continue to explore opportunities to advance our existing clinical and preclinical programs through either our own efforts or those of a collaboration partner and leverage our nucleic acid drug discovery engine through collaborative partnerships or sale. The Marina Board of Directors and I believe that the opportunity to bring the ketamine compound to market within the next four years combined with the ability to leverage our nucleic acid assets, creates the best opportunity to build value for our shareholders.”

Objective Capital Partners, LLC served as an advisor to Marina Biotech in the transaction.

About Marina Biotech, Inc.

Marina Biotech is an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. These technologies were built via a roll-up strategy to discover and develop different types of nucleic acid therapeutics in order to modulate (up or down) a specific protein(s) which is either being produced too much or too little thereby causing a particular disease. We believe that the Marina Biotech technologies have unique strengths as a drug discovery engine for the development of nucleic acid-based therapeutics for rare and orphan diseases. Further, we believe Marina Biotech is the only company in the sector that has a delivery technology in human clinical trials with differentiated classes of payloads, through licensees ProNAi Therapeutics and Mirna Therapeutics, delivering single-stranded and double-stranded nucleic acid payloads, respectively. Our novel chemistries and other delivery technologies have been validated through license agreements with Roche, Novartis, Monsanto, and Tekmira. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and a preclinical program in myotonic dystrophy. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at www.marinabio.com.

About Turing Pharmaceuticals AG

Turing Pharmaceuticals AG is a privately-held biopharmaceutical company with offices in Zug, Switzerland, and New York, New York. Turing focuses on developing and commercializing innovative treatments for serious diseases and conditions across a broad range of therapeutic areas, for which there are currently limited or no treatment options. Turing is currently developing next-generation therapies for toxoplasmosis and other infectious diseases. Daraprim (pyrimethamine) for the treatment of Toxoplasmosis in combination with sulfonamide and Vecamyl® (mecamylamine HCl tablets) for hypertension are Turing's first commercial products.

About Objective Capital Partners, LLC

Objective Capital Partners (www.objectivecp.com) is a leading M&A investment banking firm whose Principals have collectively engaged in more than 500 successful transactions serving the transaction

2

needs of growth stage and mid-size companies. The executive team has a unique combination of investment banking, private equity, and business ownership experience that enables Objective Capital Partners to provide large enterprise caliber investment banking services to companies with annual revenues up to $500 million. Services include sale transactions, equity and debt capital raises and comprehensive advisory services. The firm uses a proprietary process to work to achieve maximum company valuation, premium pricing, and high client satisfaction rates post-sale. The firm’s industry expertise includes: life sciences, business services, software and hardware technology, aerospace/defense, IT services, healthcare services, energy services, biotech, consumer products and specialized manufacturing. Additional information on Objective Capital Partners is available at www.objectivecp.com.

Securities and investment banking services are offered through BA Securities, LLC Member FINRA, SIPC. The Principals of Objective Capital Partners are Registered Representatives of BA Securities. Objective Capital Partners and BA Securities are separate and unaffiliated entities.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.

Turing Pharmaceuticals Safe Harbor

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the initiation of product development activities, including but not necessarily limited to clinical trials. Forward-looking statements provide Turing Pharmaceuticals' current expectations and forecasts of future events. Turing Pharmaceuticals' performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Turing Pharmaceuticals undertakes no obligation to update publicly any forward-looking statements.

3

For Marina inquiries:

J. Michael French

President and CEO

Marina Biotech, Inc.

admin@marinabio.com

(425) 892-4322

For Turing inquiries:

media@turingpharma.com

(646) 356-5577

For Objective Capital inquiries:

Channing Hamlet

Managing Director

channing.hamlet@objectivecp.com

(858) 342-4939

4